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                                                                   EXHIBIT 10.26

                                 SYNQUEST, INC.

                             SHAREHOLDERS' AGREEMENT

         THIS SHAREHOLDERS' AGREEMENT is made as of March 3, 1999 by and between SynQuest, Inc., a Georgia corporation (the "COMPANY"), each of the persons or entities listed on the Schedule of Investors (the "INVESTORS") attached hereto as Exhibit A, and Warburg, Pincus Investors, L.P., a Delaware limited partnership, and one of the Investors (the "MAJORITY SHAREHOLDER").

                                   BACKGROUND

         The Company, the Investors and the Majority Shareholder wish to make certain agreements with respect to the shares of the Company's stock held by the Investors.

         The parties agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

         "ACCEPTANCE NOTICE" has the meaning set forth in Section 2.2.

         "AFFILIATE" means any Person who, indirectly or directly, is controlled by, controls, or is under common control with another Person.

         "BOARD" means the Board of Directors of the Company.

         "BONA FIDE THIRD PARTY" means any Person who is not an Affiliate of the Majority Shareholder.

         "BUSINESS DAY" means a day of the year on which banks are not required or authorized to close in the State of Georgia.

         "COMPANY" has the meaning set forth in the preamble.

         "COMPANY OFFER" has the meaning set forth in Section 2.1.

         "COMPANY OFFERED SECURITIES" has the meaning set forth in Section 2.1.

         "EQUITY SECURITIES" means all capital stock of the Company, whether now or hereafter authorized and any Right.


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         "EXEMPT ISSUANCE" means (i) the sale or issuance of Equity Securities in connection with the acquisition of another business, (ii) the sale or issuance of shares of Equity Securities to officers, directors and employees of, and consultants to, the Company pursuant to stock grants, option plans, purchase plans or other employee stock incentive programs or arrangements approved by the Board of Directors or the stock option or compensation committee of the Board of Directors, including upon exercise of options or warrants granted pursuant to any such plan or arrangement, (iii) shares of Common Stock sold or issued upon conversion of shares of the Series G Preferred, and (iv) Equity Securities issued upon conversion, exchange or exercise of any outstanding Equity Securities.

         "INVESTORS" has the meaning set forth in the preamble.

         "MAJORITY SHAREHOLDER" has the meaning set forth in the preamble.

         "PERSON" means any individual, firm, company, corporation, limited liability company or partnership, unincorporated association, partnership, trust, joint venture or other entity, and will include any successor (by merger or otherwise) of such entity.

         "PREFERRED STOCK PURCHASE AGREEMENT" means that certain Preferred Stock Purchase Agreement, dated as of March 3, 1999, among the Company and the Investors, as it may be amended, modified or supplemented from time to time.

         "QUALIFIED CHANGE OF CONTROL TRANSACTION" has the meaning set forth in
Section 3.1.

          "RIGHT" means any option, warrant or security (including notes, bonds or debentures) convertible into, exercisable or exchangeable for common stock of the Company.

         "SERIES G PREFERRED" means shares of the Company's Series G Convertible Preferred Stock, par value $.01 per share.

         "SERIES G SHAREHOLDER" has the meaning set forth in Section 3.1.

         "SHARES" held by any Person means shares of capital stock of the Company and shares of capital stock issuable upon exercise, exchange or conversion of any Right, whether or not such Right is then exercisable, exchangeable or convertible.

         "TRANSFER" means any transfer, sale, assignment, conveyance, pledge, mortgage, change of legal, record or beneficial ownership, issuance or other disposal or delivery.


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                                   ARTICLE II

                       PREEMPTIVE RIGHT ON COMPANY ISSUES

         SECTION 2.1. The Company will give each Investor written notice (the "COMPANY OFFER"), of the Company's intention to sell or issue any Equity Securities (the "COMPANY OFFERED SECURITIES"), other than an Exempt Issuance, stating the material proposed terms of such sale or issuance and each Investor's pro rata portion, as described below. Each Investor's pro rata portion will be that number of Company Offered Securities equal to the product of the number of Company Offered Securities multiplied by a fraction, the numerator of which is the number of Shares held by such Investor (on an as converted basis) and the denominator of which is the total number of outstanding Shares (on an as converted basis). Such notice will include a representation to each Investor that, to the Company's knowledge, a Person has made a bona fide offer to consummate such Company Offer and the Company has a good faith intention to sell such Equity Securities to such Person on the terms specified.

         SECTION 2.2. Within fifteen (15) Business Days after receipt of a Company Offer, each Investor will give an irrevocable written notice to the Company (an "ACCEPTANCE NOTICE") that (i) such Investor has elected to purchase all or a specified portion of the Company Offered Securities without regard to the other Investors' elections at the price and upon the terms specified in the notice, or (ii) such Investor does not wish to purchase any of the Company Offered Securities. If any Investor fails to give an Acceptance Notice by the end of such fifteen (15) Business Day period, such Investor will be deemed to have elected not to purchase any of the Company Offered Securities.

         SECTION 2.3. If the Investors elect to purchase, in the aggregate, either the total or more than the total amount of Company Offered Securities, the Company Offered Securities will be allocated as follows:

                  (a) If any Investor elects to purchase less than its pro rata portion (calculated in accordance with Section 2.1) of the Company Offered Securities, then such Investor will be allocated the amount of Company Offered Securities it elected to purchase and the other Investors will be allocated pro rata based on their respective pro rata portions of the Company Offered Securities (calculated in accordance with Section 2.1) and will be notified of this allocation and deemed to have elected to purchase the balance of the Company Offered Securities unless any such Investor notifies the Company that it does not wish to purchase any Company Offered Securities allocated to it pursuant to this Section 2.3(a); provided, however, that no Investor will be obligated to purchase an amount of Company Offered Securities in excess of the amount set forth in its Acceptance Notice; and

                  (b) if no Investor elects to purchase less than its pro rata portion (calculated in accordance with Section 2.1) of the Company Offered Securities, each Investor will be allocated and be deemed to have elected to purchase its respective portion (calculated in accordance with Section 2.1) of the Company Offered Securities.


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         SECTION 2.4. If the Investors do not elect to purchase all of the
Company Offered Securities, the Company will have the right, exercisable not later than ninety (90) days after expiration of the notice period set forth in
Section 2.2, to issue the Company Offered Securities not purchased by the Investors on terms and conditions no more favorable than those set forth in the Company Offer; provided, however, that the purchaser of the Company Offered Securities must agree in writing to be bound by the terms of this Agreement. Any Company Offered Securities not sold within the 90-day period must be reoffered to the Investors pursuant to this Article II.

         SECTION 2.5. The closing of any sale or issue of Company Offered Securities to an Investor pursuant to this Article II will take place on such date, within a reasonable time after the date of the Acceptance Notice (subject to extension to comply with any applicable law), as will be agreed by the Company and such Investor. At any such closing, the Company will deliver to each purchasing Investor certificates representing the Company Offered Securities being issued, registered in the name of such purchasing Investor or its nominee, against payment of the applicable purchase price.

                                   ARTICLE III

                       DRAG-ALONG RIGHT & TAG-ALONG RIGHT

         SECTION 3.1. DRAG-ALONG PROCEDURE. If the Board and the Majority Shareholder approve a Qualified Change of Control Transaction, then the Company or the Majority Shareholder will have the right, upon delivering written notice describing the transaction and the material terms and conditions thereof in reasonable detail (the "DRAG-ALONG NOTICE") to the holders of the Series G Preferred ("SERIES G SHAREHOLDERS") to require each Series G Shareholder to approve the Qualified Change of Control Transaction in that Series G Shareholder's capacity as a shareholder of the Company and, if applicable, to include in the Qualified Change of Control Transaction up to the same percentage of that Series G Shareholder's holdings of each class of capital stock of the Company as the percentage of the Majority Shareholder's total holdings being sold. Any such participation by the Series G Shareholders will be on the same terms and subject to the same conditions as are applicable to the Majority Shareholder. As of the date that the Drag-Along Notice is delivered to each Series G Shareholder, the Majority Shareholder's election to require that Series G Shareholder to participate in the Qualified Change of Control Transaction will be irrevocable and will be deemed to constitute a binding agreement of the Majority Shareholder to include in the Qualified Change of Control Transaction the capital stock owned by the Series G Shareholders specified in the Drag-Along Notice. A "QUALIFIED CHANGE OF CONTROL TRANSACTION" is a transaction in which a proposed transferee would acquire (i) Equity Securities of the Company possessing ordinary voting power to elect a majority of the Company's Board pursuant to merger or consolidation or recapitalization involving the Company, or (ii) all or substantially all of the assets of the Company, either of which in an arm's-length transaction in which the consideration per share of Series G Preferred is at least $8.07 (as equitably adjusted to reflect stock splits, stock dividends and similar occurrences).


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         SECTION 3.2. COOPERATION. In furtherance of the covenants in Section
3.1, each Series G Shareholder will cooperate fully with the Majority Shareholder and the proposed transferee in any transfer of capital stock pursuant to this Article III and will execute and deliver all documents and instruments as the Majority Shareholder and the proposed transferee reasonably request to effect such transfer, including appropriate and customary representations, warranties, and indemnification provisions; provided, however, that nothing in this Section 3.2 will operate to suspend, interfere with or otherwise limit any rights to which such Series G Shareholders will be entitled to pursuant to this Agreement. Each Series G Shareholder will deliver to the proposed transferee one or more certificates, properly endorsed for transfer, that represent the number of shares such Series G Shareholder must sell pursuant to this Article III. The stock certificate or certificates that each Series G Shareholder delivers will be timely delivered free and clear of any and all liens and encumbrances; and the Majority Shareholder will instruct the proposed transferee to remit to the Series G Shareholders that portion of the sale proceeds to which each Series G Shareholder is entitled by reason of its transfer of capital stock.

         SECTION 3.3. TAG-ALONG RIGHT. The Majority Shareholder may not Transfer any of its Shares to a Bona Fide Third Party unless each other Series G Shareholder is offered a pro rata right to participate in any such Transfer on terms and conditions not less favorable than those applicable to the Majority Shareholder. Each Series G Shareholder's pro rata right to participate in any such Transfer is that Series G Shareholder's right to include in such Transfer the same percentage of that Series G Shareholder's Shares as the percentage of the Majority Shareholder's total holdings that the Majority Shareholder proposes to Transfer. The provisions of this Section 3.3 will not apply to any Transfer by the Majority Shareholder (or an Affiliate of the Majority Shareholder) to an Affiliate of the Majority Shareholder or to any bona fide gift.

         SECTION 3.4. TAG-ALONG PROCEDURE. The Majority Shareholder will give each Series G Shareholder written notice of the Majority Shareholder's intention to Transfer any of its Shares to a Bona Fide Third Party stating the material proposed terms of such Transfer. Within fifteen (15) Business Days after receipt of the written notice described in this Section 3.4, each Series G Shareholder will give an irrevocable written notice to the Majority Shareholder whether such Series G Shareholder elects to participate in such Transfer at the price and upon the terms specified in the notice. If any Series G Shareholder fails to give written notice of its election by the end of such fifteen (15) Business Day period, such Series G Shareholder will be deemed to have elected not to participate.

         SECTION 3.5. COOPERATION. Each Series G Shareholder electing to participate in a proposed Transfer by the Majority Shareholder as described in
Section 3.4 will cooperate fully with the Majority Shareholder and the proposed transferee and will execute and deliver all documents and instruments as the Majority Shareholder and the proposed transferee reasonably request to effect such transfer, including appropriate and customary representations, warranties, and indemnification provisions. Each Series G Shareholder will deliver to the proposed transferee one or more certificates, properly endorsed for transfer, that represent the number of shares such Series G Shareholder will Transfer pursuant to this Article III. The stock certificate or certificates that each Series G Shareholder delivers will be timely delivered free and clear of


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any and all liens and encumbrances; and the Majority Shareholder will instruct the proposed transferee to remit to the Series G Shareholders that portion of the sale proceeds to which each Series G Shareholder is entitled by reason of its Transfer.

                                   ARTICLE IV

                              ADDITIONAL PROVISIONS

         SECTION 4.1. TERMINATION. Unless a specific Section or Article provides otherwise for that Section or Article, this Agreement will terminate as to each Series G Shareholder, when that Series G Shareholder no longer holds shares of Series G Preferred or shares of Common Stock acquired upon conversion of Series G Preferred and, as to all Series G Shareholders, upon the closing of the initial public offering of shares of Common Stock to the public.

         SECTION 4.2. LEGENDS. Each certificate representing any Series G Preferred or Common Stock acquired upon conversion of Series G Preferred will be endorsed with a legend in substantially the following form:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RIGHTS AND RESTRICTIONS CONTAINED IN A PREFERRED STOCK PURCHASE AGREEMENT AND A SHAREHOLDERS' AGREEMENT, EACH DATED AS OF MARCH 3, 1999, COPIES OF WHICH ARE ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION.

         SECTION 4.3. PROHIBITED TRANSFERS. Any attempt by an Investor to Transfer shares in violation of this Agreement will be void, and the Company will not effect such a Transfer nor will it treat any alleged transferee as the holder of such shares.


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                                    ARTICLE V

                                  MISCELLANEOUS

         SECTION 5.1. ENTIRE AGREEMENT. This Agreement, the Preferred Stock Purchase Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

         SECTION 5.2. NOTICE. All notices, requests, consents and other communications hereunder will be in writing and will be delivered personally or mailed by first class, registered or certified mail, postage prepaid or sent by commercial courier guaranteeing next Business Day delivery, in any such case addressed as follows: (a) if to an Investor, as provided in the Preferred Stock Purchase Agreement or at such other address as such Investor will have furnished to the Company in writing or (b) if to any other holder of any Shares, at such address as such holder will have furnished the Company in writing or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Shares who has so furnished an address to the Company or (c) if to the Company, as provided in the Preferred Stock Purchase Agreement or at such other address as the Company will have furnished to the Investors.

         Each such notice or other communication will for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or seventy-two (72) hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or, if by telex or telecopy pursuant to the above, when received.

         SECTION 5.3. SUCCESSORS AND ASSIGNS. This Agreement and the rights and obligations of the parties hereunder will inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives.

         SECTION 5.4. AMENDMENTS OR WAIVERS. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

         SECTION 5.5. RULES OF CONSTRUCTION. Definitions will apply equally to both the singular and plural forms of the terms defined, unless otherwise specified. Definitions will equally apply to any tenses of the terms defined. Whenever the context may require. any pronoun will include the corresponding masculine, feminine and neuter forms. The words "include," includes" and "including" will be deemed to be followed by the phrase "without limitation." The headings of sections or other subdivisions have been inserted for convenience of reference only and are not intended to be a part of or to affect the meaning of or interpretation of such agreement or instrument.

         SECTION 5.6. FACSIMILE SIGNATURES. Any signature page delivered by a fax machine or telecopy machine will be binding to the same extent as an original signature page, with regard to


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any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party that requests it.

         SECTION 5.7. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument, and each of which may be executed by less than all of the parties to this Agreement.

         SECTION 5.8. SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision. In such event, the parties will negotiate, in good faith, a valid, legal and enforceable substitute provision that most nearly effects the intent of the parties in entering into this Agreement.

         SECTION 5.9. GOVERNING LAW. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the laws of the State of Georgia without regard to its conflicts of laws provisions.

         SECTION 5.10. REMEDIES. The parties hereto agree that money damages or other remedies at law would not be a sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by a party and that, in addition to all other remedies available, the other parties hereto will be entitled to an injunction restraining such breach, violation or default or threatened breach, violation or default by such party and to any other equitable relief against such party, including without limitation specific performance.

         SECTION 5.11. MUTUAL COOPERATION. To the extent the exercise of any right or the performance of any obligation by any Investor would result in a violation of law, such Investor and the other parties hereto agree to cooperate in good faith to enable the Investor not to be in violation of law and will enable the Investor or the other parties as the case may be, to obtain the intended benefits (economic or otherwise) contemplated by this Agreement from the exercise of such right or performance of such obligation.

                       [Signatures Commence on Next Page]


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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                             SYNQUEST, INC.


                                             By: /s/ Joseph Trino
                                                --------------------------------

                                             Name:
                                                  ------------------------------

                                             Title:
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                                             WARBURG, PINCUS INVESTORS, L.P.,
                                             a Delaware limited partnership


                                             By: /s/ Henry Kressel
                                                --------------------------------

                                             Name: Henry Kressel
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                                             Title: Partner
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                                             INVESTORS

                                             -----------------------------------